As filed with the Securities and Exchange Commission on October 13, 2009
Registration Nos. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BAR HARBOR BANKSHARES
(Exact name of registrant as specified in its charter)

Maine	01-0393663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

P.O. Box 400, 82 Main Street, Bar Harbor, ME 04609-0400
Telephone: (207) 288-3314

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Joseph M. Murphy
President and Chief Executive Officer
Bar Harbor Bankshares
P.O. Box 400, 82 Main Street
Bar Harbor, ME 04609-0400
Telephone: (207) 288-3314

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Schaberg, Esq.
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004
Telephone: (202) 637-5600

            Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ____

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    x

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ___

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ___

            If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the box.  ___

            If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ___

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ___	Accelerated filer x	Non-accelerated filer ___	Smaller reporting company ___
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (1)(2)
Common Stock, par value $2.00 per share	(3)	(3)	(3)	(3)
Preferred Stock, no par value	(3)	(3)	(3)	(3)
Total			$35,000,000	$1,953

(1)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, which together shall have an aggregate initial offering price not to exceed $35,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 of the rules and regulations under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, and based upon the maximum aggregate offering price of all securities being registered.

(3)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

Subject To Completion, Dated October 13, 2009

PROSPECTUS

BAR HARBOR BANKSHARES

Common Stock and Preferred Stock

            By this prospectus, we may offer from time to time common stock and preferred stock. When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the price of the securities. You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

            We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

            Our common stock is listed on the NYSE Amex exchange and trades under the symbol "BHB." We have not yet determined whether any of the securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

            Investing in our securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading "Risk Factors."

            The offered securities are not deposits or obligations of a bank or savings associations and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________ __, 2009.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS..........................................................................................................................	1

WHERE YOU CAN FIND MORE INFORMATION.....................................................................................	1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................................................	2

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS................................................	2

ABOUT BAR HARBOR BANKSHARES.......................................................................................................	3

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS.....................................	3

USE OF PROCEEDS...........................................................................................................................................	4

THE SECURITES WE MAY OFFER................................................................................................................	5

DESCRIPTION OF COMMON STOCK..........................................................................................................	6

DESCRIPTION OF PREFERRED STOCK.......................................................................................................	8

PLAN OF DISTRIBUTION...............................................................................................................................	12

LEGAL MATTERS............................................................................................................................................	14

EXPERTS.............................................................................................................................................................	14

ABOUT THIS PROSPECTUS

            This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). Under the shelf process, we may, from time to time, sell any of the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by us. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.

            We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act, with respect to the offered securities. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

            You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

            As used in this prospectus, unless the context otherwise requires, the terms "we," "us," "our" and "the Company" mean, collectively, Bar Harbor Bankshares and its subsidiaries and their predecessors. In this prospectus, we sometimes refer to the common stock and preferred stock collectively as the "offered securities."

WHERE YOU CAN FIND MORE INFORMATION

            We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Documents we have filed with the SEC are also available on our website at www.bhbt.com. Except as expressly stated herein, information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with it in this prospectus. This helps us disclose certain information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference each of the documents listed below.

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 16, 2009, including the information we incorporated by reference in our Form 10-K from our definitive proxy statement for our 2009 Annual Meeting of Shareholders, which we filed on April 7, 2009;

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, filed with the SEC on May 11, 2009 and August 10, 2009, respectively;

(c)	Our Current Reports on Form 8-K filed with the SEC on January 9, 2009, January 20, 2009, January 21, 2009, February 23, 2009, April 22, 2009 (as amended by the Form 8-K/A filed on May 26, 2009), May 21, 2009, May 26, 2009, June 26, 2009, July 21, 2009 and September 14, 2009 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

(d)	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on September 10, 1997, including any amendment or report filed for the purpose of updating such description.

            All filings filed by us pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement shall be deemed to be incorporated in this registration statement and to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by us subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

            You may obtain copies of these documents, other than exhibits, free of charge by contacting Marsha C. Sawyer, Corporate Clerk, at our principal office, which is located at P.O. Box 400, 82 Main Street, Bar Harbor, ME 04609-0400, or by telephone at (207) 288-3314.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

            This prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, forecasted demographic and economic trends relating to our industry and similar matters are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimate," "potential" or "continue," or the negative of these terms or other comparable terminology. We cannot promise you that our expectations in such forward-looking statements will turn out to be correct. Our actual results may differ materially from those projected in these statements because of various factors, including those discussed in our SEC reports on Forms 10–K, 10-Q and 8-K, which are incorporated by reference in this prospectus.

ABOUT BAR HARBOR BANKSHARES

            We are a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and are subject to supervision, regulation and examination by the Board of Governors of the Federal Reserve System. We are also a Maine Financial Institution Holding Company for the purposes of the laws of the state of Maine and as such are subject to the jurisdiction of the Superintendent of the Maine Bureau of Financial Institutions.

            We have one, wholly-owned first tier operating subsidiary, Bar Harbor Bank & Trust, a community bank, which offers a wide range of deposit, loan and related banking products, as well as brokerage services provided through a third-party brokerage arrangement. In addition, we offer trust and investment management services through our second tier subsidiary, Bar Harbor Trust Services, a Maine chartered non-depository trust company. These products and services are offered to individuals, businesses, not-for-profit organizations and municipalities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

            Our historical ratios of earnings to fixed charges and preferred stock dividends for the periods indicated are set forth in the table below. As of September 30, 2009, we had 18,751 shares of preferred stock outstanding, all of which were issued on January 16, 2009. The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges and pre-tax earnings required for preferred stock dividends. For purposes of computing these ratios:

earnings consist of income from continuing operations before income taxes, including goodwill impairment charges, securities mark-to-market gains and losses and securities impairment charges;

fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases;

fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases; and

pre-tax earnings required for preferred stock dividends were computed using tax rates for the applicable yea

	Six Months Ended June 30, 2009	Year ended December 31,
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends		2008	2007	2006	2005	2004
Including interest on deposits	1.68	1.42	1.35	1.40	1.59	1.68
Excluding interest on deposits	2.32	1.97	1.80	1.86	2.07	2.10

USE OF PROCEEDS

            Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, including:

refinancing, reduction or repayment of debt;

redemption of preferred stock and warrants;

investments in our subsidiary bank as regulatory capital;

financing of possible acquisitions;

expansion of the business; and

investments at the holding company level.

            The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

            Pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term obligations.

THE SECURITIES WE MAY OFFER

            The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading "Where You Can Find More Information" above.

            We may offer and sell from time to time, in one or more offerings, common stock and/or preferred stock.

DESCRIPTION OF COMMON STOCK

            The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, as amended. The description below does not contain all of the information that you might find useful or that might be important to you. You should refer to the provisions of our articles of incorporation and bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. You can obtain copies of our articles of incorporation and bylaws by following the directions under the heading "Where You Can Find More Information."

            General

            Our amended articles of incorporation authorize us to issue 10,000,000 shares of common stock, par value $2.00 per share. As of September 30, 2009, there were 2,890,177 shares of common stock issued, and we had outstanding options exercisable for 193,336 shares of our common stock and outstanding warrants exercisable for 104,910 shares of our common stock.

            Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental entity.

            Voting Rights

            Holders of our common stock are entitled to one vote per share on each matter properly submitted to shareholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors, which means that the holders of more than 50% of the shares of common stock voting for the election of directors are able to elect all of the directors standing for election at any meeting if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any person to our board of directors at that shareholder meeting.

            Liquidation Rights

            The holders of our common stock, together with the holders of any class or series of stock entitled to participate with the holders of our common stock in the distribution of assets in the event of any liquidation, dissolution or winding-up of us, whether voluntary or involuntary, will be entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment to, the holders of any class of stock, including our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having preference over the common stock in the event of a liquidation, dissolution or winding-up the full preferential amounts to which they are entitled.

            Dividends

            The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. We may not pay dividends or other distributions unless we have paid, declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. Our Fixed Rate Cumulative Perpetual Preferred Stock, Series A has a preference as to payments of dividends over our common stock. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

            Miscellaneous

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and nonassessable. All shares of common stock currently offered pursuant to a prospectus supplement, or issuable upon conversion, exchange or exercise of any convertible securities, will, when issued, be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

            NYSE Amex Listing

            Our common stock is listed on the NYSE Amex exchange and trades on the exchange under the symbol "BHB."

            Transfer Agent and Registrar

            The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

 DESCRIPTION OF PREFERRED STOCK

            The following description is a general summary of the terms of the preferred stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our amended articles of incorporation and the applicable articles of amendment designating the terms of the related series of preferred stock and our amended bylaws, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our articles of incorporation, the applicable articles of amendment and our bylaws because they, and not the summaries, define your rights as holders of shares of our preferred stock.

            General

            We are authorized to issue 1,000,000 shares of preferred stock, no par value. On January 16, 2009, we issued 18,751 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A to the United States Department of the Treasury. No other shares of preferred stock are issued and outstanding. Our amended articles of incorporation, subject to limitations prescribed in such articles and subject to limitations prescribed by Maine law, authorize the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. As a result of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the board of directors could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of us.

            Terms of the Preferred Stock That We May Offer and Sell to You

            You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

the title and stated value of the preferred stock being offered;

the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered will accumulate;

the procedures for any auction and remarketing, if any, for the preferred stock being offered;

the provisions for a sinking fund, if any, for the preferred stock being offered;

the provisions for redemption, if applicable, of the preferred stock being offered;

any listing of the preferred stock being offered on any securities exchange or market;

  the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

voting rights, if any, of the preferred stock being offered;

a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

            Ranking

            Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank:

senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;

  equally with our Fixed Rate Cumulative Perpetual Preferred Stock, Series A and all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and

junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.

            For purposes of this subheading, the term "equity securities" does not include convertible debt securities.

            Distributions

            Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors.

            Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

            If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase "all required dividends are paid" when used in this prospectus with respect to class or series of preferred stock means that:

  if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period; or

  if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

            When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

            Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of us, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of us be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of us.

            Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

            Redemption

            If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

            The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

            Notwithstanding the foregoing, unless provided otherwise for any class or series of preferred stock, unless all required dividends are paid:

no shares of the applicable class or series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the class or series are simultaneously redeemed; and

we will not purchase or otherwise acquire directly or indirectly any shares of the applicable class or series of preferred stock, except by conversion into or exchange for our stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of us;

provided, however, that the above restrictions will not prevent the purchase or acquisition of shares of preferred stock of the class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the class or series.

            Liquidation Preference

            Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

            If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

            For those purposes, the consolidation or merger of us with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

            Voting Rights

            Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the articles of amendment or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

            Conversion Rights

            The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for our other securities or rights or those of other issuers, including, without limitation, common stock, debt securities, trust preferred securities or another series of preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating to the preferred stock. The terms will include the name of the issuer of the other securities or rights and the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or rate or the manner of calculating the price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at our or other issuer’s option, the events requiring an adjustment of the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

PLAN OF DISTRIBUTION

            We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

directly to investors, including through a specific bidding, auction or other process;

to investors through agents;

directly to agents;

to or through brokers or dealers;

to the public through underwriting syndicates led by one or more managing underwriters;

to one or more underwriters acting alone for resale to investors or to the public; or

through a combination of any such methods of sale.

            We may also sell the securities offered by this prospectus in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

            The prospectus supplement related to a particular offering will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

the name or names of any underwriters, dealers or agents;

the purchase price of the securities and the proceeds to us from the sale;

any over-allotment options under which the underwriters may purchase additional securities from us;

any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

any public offering price;

any discounts or concessions allowed or reallowed or paid to dealers; or

any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

            Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

            The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements.

            In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

            We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

            In compliance with guidelines of the Financial Industry Regulatory Authority, or "FINRA," the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

            Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NYSE Amex exchange. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

            In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

            Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may be customers of, have engaged or engage in transactions with, and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

 LEGAL MATTERS

            In connection with particular offerings of securities in the future, the validity of any securities offered by this prospectus from time to time will be passed upon for us by Eaton Peabody, P.A., Bangor, ME. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

            The consolidated financial statements of Bar Harbor Bankshares as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance on the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate (except in the case of the registration fee) of the costs and expenses, other than the underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities being registered. All costs and expenses set forth below shall be borne by us.

Item	Amount
SEC registration fee.................................................................................................	$ 1,953
Legal fees and expenses........................................................................................	10,000
Accounting fees and expenses............................................................................	10,000
Printing fees............................................................................................................	1,000
Miscellaneous........................................................................................................
Total..............................................................................................................	$22,953

Item 15. Indemnification of Officers and Directors.

            The Maine Business Corporation Act, Title 13-C M.R.S.A Section 101, et seq. (the "MBCA"), permits a corporation to indemnify and advance expenses to any of its directors and officers who was or is a party to a proceeding because that person is or was a director or officer of the corporation and if the following criteria are met: (i) the individual’s conduct was in good faith; (ii) the individual reasonably believed (a) in the case of conduct in the individual’s official capacity that such conduct was in the best interests of the corporation, and (b) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of a criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Notwithstanding the foregoing, a corporation has no power to indemnify a director or officer unless it has made a determination that the person has met the relevant standard of conduct set forth above.

            As permitted by the MBCA, the bylaws of the registrant provide that the registrant shall, subject to certain authorizations and determinations, indemnify its directors and officers, including the advancement of expenses. The bylaws contain the procedures pursuant to which such indemnification and advancement of expenses may be authorized and effectuated, including a determination by the board of directors that the requisite standard of conduct has been met and receipt of certain undertakings by the director or officer as a condition precedent to the advancement of expenses.

            As permitted by the MBCA, the registrant maintains directors and officers liability insurance in amounts and on terms which the registrant’s board of directors deems reasonable. In the ordinary course of business, the registrant’s board of directors regularly reviews the scope and adequacy of such insurance coverage.

Item 16. Exhibits

            The Exhibit Index included herewith is incorporated herein by reference.

Item 17. Undertakings.

            The undersigned registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                        (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

                        (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                        (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bar Harbor, State of Maine on this 13th day of October, 2009.

BAR HARBOR BANKSHARES

By: /s/ Joseph M. Murphy
Joseph M. Murphy President, Chief Executive Officer & Director

POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph M. Murphy, Gerald Shencavitz and David S. Cohen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities indicated below, on this 13th day of October, 2009.

Signature	Title

/s/ Joseph M. Murphy	President, Chief Executive Officer & Director
Joseph M. Murphy	Principal Executive Officer

/s/ Gerald Shencavitz	Executive Vice President, Chief Financial
Gerald Shencavitz	Officer & Treasurer
Principal Financial Officer and Principal
Accounting Officer

/s/Peter Dodge	Chairman & Director
Peter Dodge

/s/Thomas A. Colwell	Director
Thomas A. Colwell

/s/Jacquelyn S. Dearborn	Director
Jacquelyn S. Dearborn

/s/Martha T. Dudman	Director
Martha T. Dudman

/s/Lauri E. Fernald	Director
Lauri E. Fernald

/s/Gregg S. Hannah	Director
Gregg S. Hannah

/s/Clyde H. Lewis	Director
Clyde H. Lewis

/s/Constance C. Shea	Director
Constance C. Shea

/s/Kenneth E. Smith	Director
Kenneth E. Smith

/s/David B. Woodside	Director
David B. Woodside

Director
Robert C. Carter

Director
Robert M. Pilllips

Director
Scott G. Toothaker

INDEX TO EXHIBITS

*	1.1	Form of Underwriting Agreement.

	4.1	Amended Articles of Incorporation (incorporated by reference to Form 10-K filed on March 16, 2009).

	4.2	Amended and Restated Bylaws (incorporated by reference to Form 8-K filed on December 17, 2008).

*	4.3	Form of Certificate of Designations.

	4.4	Form of Common Stock certificate.

*	4.5	Form of Preferred Stock Certificate.

	5.1	Opinion of Eaton Peabody, P.A. regarding the legality of the securities registered hereby.

	12.1	Statement of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends.

	23.1	Consent of Eaton Peabody, P.A. (included in Exhibit 5.1).

	23.2	Consent of KPMG LLP, independent registered public accounting firm.

	24.1	Power of Attorney (included in the signature page to this Registration Statement).

_______________

* To be filed, if necessary.